UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): April 30, 2025
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 Abernathy Road N.E.
Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 30, 2025, in connection with a periodic review of corporate governance matters and the universal proxy rules adopted by the U.S. Securities and Exchange Commission (the “Universal Proxy Rules”), the Board of Directors (the “Board”) of Mueller Water Products, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Amended Bylaws), effective on that date.
The Amended Bylaws, among other matters:
•make certain limited updates to the procedures and disclosure requirements for director nominations made, and business proposals submitted, by stockholders under the Company’s “advance notice” provisions;
•address the adoption of the Universal Proxy Rules, including to require a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 of the Securities and Exchange Act of 1934, and for such stockholder to provide the Company with a certification demonstrating compliance with such requirement;
•require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;
•make certain limited updates to the procedural mechanics for meetings of stockholders and specify the powers of the Board and the chair of a stockholder meeting to regulate conduct at such a meeting and to adjourn the meeting;
•provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery for the State of Delaware (or, if the Court of Chancery does not have or declines jurisdiction, the Superior Court of the State of Delaware or the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action brought on behalf of the Company, (ii) any action asserting a claim that is based upon a violation of a duty owed by any director, officer, employee, or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or its directors, officers, employees, or stockholders arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or the Company’s certificate of incorporation or the Amended Bylaws, (iv) any action asserting a claim against the Company or its directors, officers, employees, or stockholders governed by the internal affairs doctrine, or (v) any action in the right of the Company asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery; and
•provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities act of 1933.
Additional amendments were made to the Amended Bylaws to make clarifying or conforming language changes, in addition to technical, modernizing or ministerial changes. The foregoing description of the Amended Bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended Bylaws, which is attached as Exhibit 3.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

3.1	Mueller Water Products, Inc. Third Amended and Restated Bylaws
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mueller Water Products, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 1, 2025	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Chason A. Carroll
Chason A. Carroll
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary